UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2005

Presidion Corporation

(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

000-3149 (Commission file number)	65-0832987 (IRS Employer Identification No.)

755 W. Big Beaver, Suite 1700
Troy, Michigan 48084
(Address of principal executive offices, including zip code)

(248) 269-9600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)(1)	On March 4, 2005, Presidion Solutions, Inc., a wholly owned subsidiary of registrant, entered into a one year Line of Credit with Mirabilis Ventures, Inc., a Nevada Corporation. The Credit facility allows Presidion to draw a minimum of $1 million and up to a limit of $5 million based upon it’s accounts receivables. Prior to this agreement, Mirabilis had become a senior creditor to the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Presidion Corporation (Registrant)

Date	By

March 8, 2005	/S/ Craig A. Vanderburg

	Craig A. Vanderburg	(Principal Executive Officer)
President, Chief Executive Officer and Director